UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2018

PENN NATIONAL GAMING, INC.

Commission file number 000-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 18, 2018, Penn National Gaming, Inc. (“Penn”) and Penn Tenant II, LLC (“Buyer”), a wholly-owned subsidiary of Penn, entered into (i) an Agreement and Plan of Merger (the “Merger Agreement”) among VICI Properties Inc. (“VICI”), Riverview Merger Sub Inc., a wholly-owned subsidiary of VICI (“Merger Sub”), Buyer, Penn, Bossier Casino Venture (HoldCo), Inc. (“Holdco”) and Silver Slipper Gaming, LLC and (ii) a Membership Interest Purchase Agreement (the “MIPA” and, together with the Merger Agreement, the “Acquisition Agreements”) among VICI, Merger Sub, Buyer and Penn, pursuant to which Buyer agrees to acquire the operations of Margaritaville Resort Casino in Bossier City, Louisiana (“Margaritaville”) for approximately $115 million cash and VICI agrees to acquire the land and real estate assets relating to Margaritaville, in each case subject to the conditions and terms set forth therein.  In connection with the closing, Buyer and VICI will enter into a triple net lease agreement (the “Lease”) for the Margaritaville facility. The Lease will have an initial annual rent of approximately $23 million and an initial term of 15 years, with four 5-year renewal options. Penn will guarantee Buyer’s obligations under the Merger Agreement and the Lease.

Pursuant to the Merger Agreement, Merger Sub will merge with and into Holdco with Holdco surviving the merger as a wholly-owned subsidiary of VICI (the “Merger”).  Pursuant to the MIPA, immediately following the consummation of the Merger, HoldCo will sell the limited liability company interests in Holdco’s sole direct subsidiary, BCV (Intermediate) Inc. (“Intermediate”), to Buyer.  The sale of Intermediate will occur following certain restructuring transactions, including the conversion of Holdco’s subsidiaries from corporations to limited liability companies and the distribution of the land and real property assets held by Holdco’s indirect subsidiaries to Holdco. Following the completion of the Merger and the closing of the sale under the MIPA (which will be completed on the same day), Buyer will own the Margaritaville operating assets, VICI will own the land and real estate assets and the parties will enter into the Lease.

The Merger Agreement contains customary representations, warranties, covenants and indemnities by the parties to such agreement and is subject to customary closing conditions, including, among other things, (i) the receipt of regulatory approvals, including applicable gaming regulatory approvals, (ii) the accuracy of the respective parties’ representations and warranties, subject to customary qualifications, and (iii) material compliance by the parties with their respective covenants and obligations. The Merger is also subject to the receipt of the consent of certain of Holdco’s stockholders, and the Merger Agreement may be terminated by Penn and VICI if the stockholder consent is not received within 48 hours of signing the Merger Agreement. In addition, the Merger Agreement contains certain termination rights, including (i) by either party in the event the closing has not occurred by January 5, 2019 (the “Outside Date”), subject to two two-month extensions under certain circumstances. The MIPA may only be terminated by the written consent of the parties thereto and will be automatically terminated if the Merger Agreement is terminated in accordance with its terms and the Merger has not occurred and/or will not occur.

If the Merger Agreement is terminated under certain circumstances, including that (i) the Merger has not occurred prior to the Outside Date, (ii) it becomes impossible for the Merger to close by the Outside Date due to the inability to receive certain regulatory approvals or (iii) Penn or VICI has withdrawn any application for regulatory gaming approvals or such application is not granted, then Penn and/or VICI may be responsible for an aggregate termination fee of $12.5 million, which may increase, to the extent the Outside Date is extended in accordance with the terms of the Merger Agreement, to an amount of up to $20 million. The parties will also generally be entitled to seek all remedies available at law or in equity against the other, including specific performance, subject to certain exceptions. In addition, under certain circumstances where the inability to close is primarily relating to VICI, but Penn remains able to close the merger, the Merger Agreement may be terminated with respect to VICI only, and in such case Holdco and Penn are required to restructure the transactions so that Penn acquires Holdco.

The summaries of the Acquisition Agreements in this Current Report on Form 8-K are qualified by reference to the full text of the Acquisition Agreements, which are included as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Acquisition Agreements have been attached as exhibits to this report in order to provide investors and security holders with information regarding their terms.  They are not intended to provide any other information about Penn, VICI or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Acquisition Agreements were made only for purposes of such agreements and as of specific dates, are solely for the benefit of the parties to the Acquisition Agreements, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Acquisition Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Penn, VICI or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Acquisition Agreements, which subsequent information may or may not be fully reflected in public disclosures by Penn, VICI or their subsidiaries or affiliates.

Item 7.01.             Regulation FD Disclosure.

On June 19, 2018, Penn issued a press release announcing its participation in the transactions described in Item 1.01 above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication may contain certain forward-looking statements, including certain plans, expectations and intentions and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the acquisition of the Margaritaville operations by Buyer and the integration of the business to be acquired; the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; potential litigation challenging the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the companies. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond the control of the parties. Penn does not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*

Agreement and Plan of Merger dated as of June 18, 2018, among VICI Properties Inc., Riverview Merger Sub Inc., Penn Tenant II, LLC, Penn National Gaming, Inc., Bossier Casino Venture (HoldCo), Inc. and Silver Slipper Gaming, LLC

10.1	Membership Interest Purchase Agreement dated as of June 18, 2018, among VICI Properties Inc., Riverview Merger Sub Inc., Penn Tenant II, LLC and Penn National Gaming, Inc.

99.1	Press Release dated June 19, 2018

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Penn hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2018	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
	Name:	William J. Fair
	Title:	EVP, Chief Financial Officer